UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 5, 2013

AV Homes, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-07395	23-1739078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8601 N. Scottsdale Rd. Suite 225, Scottsdale, Arizona		85253
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 214-7400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

AV Homes, Inc. (the “Company”) held its annual meeting of stockholders on June 5, 2013. At the annual meeting, the Company’s stockholders (1) re-elected each of the persons listed below to serve as a member of the board of directors of the Company until the next annual meeting of stockholders and until his successor shall be elected and shall qualify, or until his death, resignation or removal; and (2) approved the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the year ending December 31, 2013.

Shares were voted as follows:

Proposal 1. Election of Directors

Name	For	Withheld	Broker Non- Votes
Paul D. Barnett	9,535,243	372,016	2,110,322
Roger A. Cregg	9,647,761	259,498	2,110,322
Roger W. Einiger	9,407,214	500,045	2,110,322
Reuben S. Leibowitz	9,638,019	269,240	2,110,322
Joshua L. Nash	9,406,856	500,403	2,110,322
Joel M. Simon	9,620,255	287,004	2,110,322

Proposal 2. Approval of the Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for the Company for the year ending December 31, 2013

For	Against	Abstain	Broker Non- Votes
11,891,536	117,691	1,728	6,626

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AV Homes, Inc.

June 7, 2013	By:	/s/ Roger A. Cregg
		Name:	Roger A. Cregg
		Title	Director, President, and Chief Executive Officer
(Principal Executive Officer)